UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 10, 2008

ETHANEX ENERGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-129810	20-5458472
(Commission File Number)	(IRS Employer Identification No.)

14500 Parallel Road, Suite A, Basehor, KS	66007
(Address of Principal Place of Executive Offices)	(Zip Code)

(913) 721-5800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 10, 2008, Ethanex Energy, Inc., a Nevada corporation (the “Company”), Ethanex Sutherland, LLC, a Delaware limited liability company that is wholly owned by the Company (“Ethanex Sutherland”), Ethanex Sutherland Land, LLC, a Delaware limited liability company that is wholly owned by Ethanex Sutherland (“RE LLC”), Ethanex Phase I, LLC, a Delaware limited liability company that is wholly owned by Ethanex Sutherland (“Phase I Buyer”), Ethanex Phase II, LLC, a Delaware limited liability company that is wholly owned by Ethanex Sutherland (“Phase II Buyer”), and Ethanex Phase III, LLC, a Delaware limited liability company that is wholly owned by Ethanex Sutherland (“Phase III Buyer”), entered into a Asset Purchase Agreement (the “Purchase Agreement”) with Midwest Renewable Energy, LLC, a Nebraska limited liability company (“Seller”). A copy of the Purchase Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K.

Pursuant to the Purchase Agreement:

•
Phase I Buyer agreed to purchase Seller’s existing, operating ethanol plant, with a current production capacity of 26 million gallons per year, and the assets related thereto (the “Existing Plant”), and RE LLC agreed to purchase the real property upon which the Existing Plant and the partially constructed two-phase expansion of the Existing Plant is located (the “Phase I Acquisition”). We refer to the closing of Phase I Acquisition contemplated by the Purchase Agreement as the “Phase I Closing,” and the date upon which the Phase I Closing occurs as the “Phase I Closing Date.” We expect the Phase I Acquisition to close in April of 2008, upon satisfaction of the conditions that we discuss below and assuming that we obtain the interim financing that we discuss below that will allow the Company to continue to operate through the Phase I Closing Date.

•
Phase II Buyer agreed to purchase certain assets that Seller owns and is developing as the first part of a two-phase expansion of the Existing Plant (“Phase II Plan”), and RE LLC agreed to purchase certain real property upon which a railroad loop will be constructed (“Phase II Acquisition”). We refer to the closing of the Phase II Acquisition contemplated by the Purchase Agreement as the “Phase II Closing,” and the date upon which the Phase II Closing occurs as the “Phase II Closing Date.” We expect the Phase II Acquisition to close in late 2008.

•
Phase III Buyer agreed to purchase certain assets that Seller owns and is developing as the second part of a two-phase expansion of the Existing Plant (the expansion being referred to as “Phase III Plan,” and the acquisition thereof, the “Phase III Acquisition”). We refer to the closing of the Phase III Acquisition contemplated by the Purchase Agreement as the “Phase III Closing,” and the date upon which the Phase III Closing occurs as the “Phase III Closing Date.” We expect the Phase III Acquisition to close in the first part of 2009.

On the Phase I Closing Date, the Phase I Buyer and RE LLC will pay Seller aggregate consideration of $50 million in cash for the Existing Plant and related assets and real property. On the Phase II Closing Date, the Phase II Buyer and RE LLC will pay Seller aggregate consideration of $85 million for the Phase II Plan and the real property upon which the railroad loop will be constructed, consisting of $60 million in cash and shares of Company stock valued at $25 million. On the Phase III Closing Date, the Phase III Buyer will pay Seller consideration of $85 million for the Phase III Plan, consisting of $60 million in cash and shares of Company stock valued at $25 million.

The purchase price payable at each of the three closings is subject to adjustment for inventory levels over or under $2 million. Additionally, the purchase price payable at the Phase II Closing and the Phase III Closing is subject to further adjustment for any increase or decrease in the net cost of the Phase II Plan and the Phase III Plan arising from changes requested by the Company or caused by the installation of a corn fractionation facility.

The shares to be issued at each of the Phase II Closing and the Phase III Closing will be subject to an Investor Rights Agreement to be entered into at the Phase II Closing between Seller and the Company, which will restrict transfers of the shares issued to the Seller, impose customary standstill provisions on Seller and the shares held by it, and afford Seller piggyback registration rights, with customary qualifications, that will allow the Seller to register the shares issued to it in the Phase II Closing and Phase III Closing, in each case after the shares have been held for one year. The form of the Investor Rights Agreement is attached as Exhibit N to the Purchase Agreement.

Following the Phase I Closing Date, Seller will be responsible for completing each of the Phase II Plan and the Phase III Plan. The obligation of the Company to consummate the Phase II Closing and the Phase III Closing is subject to testing and certification of the plant expansions in accordance with construction and performance specifications agreed between the parties. If Seller fails to complete the Phase II Plan or Phase III Plan for any reason, the Company has the option to do so at its cost, in which case the Company may proceed with the applicable closings, at its option, and the amount payable to Seller under the Purchase Agreement for each such closing where the Company completed construction costs will be reduced by the Company’s completion costs plus a penalty to Seller of 5-10% of those costs (depending on the reason for Seller’s failure to complete the applicable phase). As soon as possible following the Phase I Closing Date, the Company has agreed to commence construction of a corn fractionation and corn oil extraction facility. The Company has agreed further to use its commercially reasonable efforts to coordinate the start-up of the fractionation facility with the start-up of the Phase II Plan.

The consummation of each of the Phase I Closing, the Phase II Closing and the Phase III Closing is subject to the satisfaction of specified closing conditions, including, among other things, necessary governmental and third-party consents, and the Company being able to obtain financing for each such closing. The parties may terminate the Purchase Agreement and none of the closings will occur if (i) the Company’s shareholders do not approve an amendment to its certificate of incorporation to increase the number of authorized shares of the Company’s company stock (the “Shareholder Requirement”), (ii) the Company revokes its recommendation to its shareholders to approve such amendment or (iii) the Company’s debt financing arranger is unable to obtain commitments in certain amounts from third-party financing sources. Assuming the Phase I Closing occurs, subsequent closings will not happen if the Company is unable to obtain the financing required for such closing to occur. The Purchase Agreement is terminable until March 10, 2008, by either Seller or the Company if the Company does not obtain at least $1.5 million in interim financing on or before March 5, 2008. If the Phase I Closing does not occur because the Company was unable to obtain financing to consummate the Phase I Acquisition, the Shareholder Requirement fails or the Company revokes its recommendation to its shareholders to approve the amendment to the articles of incorporation, the Company will be required to pay up to $150,000 of expenses incurred by Seller in connection with the transactions contemplated by the Purchase Agreement.

If the Company is unable to obtain sufficient financing for either the Phase II Closing or the Phase III Closing, assuming all other conditions to the respective closing are then satisfied, Seller and the Company will operate the Existing Plant, the Phase II Plan and the Phase III Plan through a joint venture, which will be documented prior to closing on terms consistent with the term sheet attached as Exhibit Q to the Purchase Agreement. Ownership of the joint venture will be in proportion to the parties’ respective investments in the project (with the Company’s investment being discounted by 10% for failure to obtain sufficient financing), subject to certain adjustments specified in Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants. The Company may not assert claims against Seller after the date that is the eighteen-month anniversary of last to occur of the Phase I Closing, the Phase II Closing and the Phase III Closing for (i) breaches of Seller’s representations and warranties (except that specified fundamental representations, such as sufficiency of assets and title to assets, will survive indefinitely); (ii) breaches of covenants, and (iii) excluded liabilities. The indemnification obligations of Seller are generally capped at 10% of the aggregate cash purchase price received by Seller, subject to a $250,000 deductible. The cap and the deductible do not apply to losses arising from breaches of fundamental representations or Seller’s representation regarding certain environmental matters.

The foregoing description of the Purchase Agreement and the transactions completed thereby does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

The Purchase Agreement contains representations and warranties that the parties made and will make to each other as of specific dates. The assertions embodied in those representations and warranties were made and will be made solely for purposes of the contract among the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the contract. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.

Item 3.02 Unregistered Sales of Equity Securities

Stock Consideration for Phase II Acquisition

As partial consideration for the Phase II Acquisition described in Item 1.01 of this Current Report on Form 8-K, on the Phase II Closing Date, the Company will issue a number of shares of its common stock equal to $25 million to Seller. The number of shares to be issued will be equal to the sum of (i) $6,250,000, divided by the average reported closing price per share of the common stock for the ten trading days ending with the last trading day before the Phase I Closing Date plus (ii) $18,750,000, divided by the average reported closing price per share of the common stock for the ten trading days ending with the last trading day before the Phase II Closing Date. In issuing those shares, the Company will rely on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Stock Consideration for Phase III Acquisition

As partial consideration for the Phase III Acquisition described in Item 1.01 of this Current Report on Form 8-K, on the Phase III Closing Date, the Company will issue a number of shares of its common stock equal to $25 million to Seller. The number of shares to be issued will be equal to the sum of (i) $6,250,000, divided by the average reported closing price per share of the common stock for the ten trading days ending with the last trading day before the Phase I Closing Date plus (ii) $18,750,000, divided by the average reported closing price per share of the Common Stock for the ten trading days ending with the last trading day before the Phase III Closing Date. In issuing those shares, the Company will rely on an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

Financial Ability to Consummate the Phase I Acquisition, the Phase II Acquisition and the Phase III Acquisition

The Company’s ability to consummate the acquisitions described in Item 1.01 of this Current Report on Form 8-K is subject to its receipt of interim financing sufficient to permit it to continue operating through the Phase I Closing Date. The Company estimates that it will need at least $1.5 million of interim financing to continue operating into the second quarter of 2008. Additional funding would be needed if the Phase I Closing Date is delayed. Although the Company is in discussions with several parties regarding such interim financing, it has no commitments and cannot assure that it will be able to obtain the needed financing on reasonable terms or at all. If the Company is unable to obtain interim financing by March 5, 2008, it anticipates that it will be unable to proceed with the acquisitions, will need to cease operations and will be required to file for bankruptcy protection.

Additionally, the Company does not presently have commitments for the required financing to consummate each of the Phase I Closing, the Phase II Closing and the Phase III Closing, and there is no assurance that the Company will be able to secure any or all of such financing. The Company estimates that total financing needs to consummate these acquisitions will be approximately $263 million.

Other Matters

In February 2007, the Company learned that our former outside legal counsel, Louis W. Zehil, who at the time was a partner at the law firm of McGuire Woods LLP, and who was our corporate secretary until February 22, 2007, had been named a defendant in a civil lawsuit by the SEC for violations of the antifraud and registration provisions of the federal securities laws. According to the SEC complaint, Mr. Zehil engaged in a fraudulent scheme with respect to the Company and six other public companies represented by McGuire Woods LLP. Mr. Zehil also was named a defendant in a criminal proceeding brought by the U.S. Attorney for the Southern District of New York involving similar matters. Both of these lawsuits relate to actions Mr. Zehil is alleged to have taken to trade shares of our common stock.

In September 2007, the court-appointed receiver in the matter captioned SEC v. Zehil et al., Case No. 07 Civ. 1439 (LAP) (S.D.N.Y.) (hereinafter, the “Receiver”) requested that certain issuers affected by Mr. Zehil’s misconduct submit claims for damages against the receivership estate. On September 14, 2007, the Company submitted a claim for $9.2 million. This claim represented amounts the Company believed it was entitled to as a result of Mr. Zehil’s improper trading of the Company’s common stock and included improper short-swing profits Mr. Zehil made as a result of these trades as well as direct and indirect costs the Company incurred as a result of Mr. Zehil’s misconduct.

On October 15, 2007, the Receiver served a civil subpoena on the Company seeking certain documents relating to the reverse merger through which the Company became a publicly traded company including but not limited to documents relating to Mr. Zehil, McGuire Woods LLP, Mr. Mark Tompkins, Tompkins Capital Group, IVC Group, Gotbetter & Partners LLP, Brian Hicks, Steve Christ, Jeff Siegel, Sam Hopkins, The Phantom Trader, Luke Burgess, and Mike Schaefer, and certain publications entitled Energy and Capital, Green Chip Stocks, WealthDaily, and StockTemple. The Receiver’s counsel has advised the Company informally that the purpose of this civil subpoena is to analyze whether issuers affected by Mr. Zehil’s misconduct themselves engaged in any improper conduct. The Company is cooperating with the Receiver.

In response to the subpoena, the Audit Committee initiated a review with the help of outside counsel, and the Company has conducted a search of its records and documents and has produced certain documents to the Receiver. The Audit Committee continues to review the matter and monitor the actions of the company and outside counsel in relation to this matter. At this time, the Company cannot predict what if anything will result from the Receiver’s subpoena and the Company’s response, including whether the Company will receive some or all of the $9.2 million it has requested from the Receiver, whether there will be additional requests for documents or for testimony from one or more of the Company’s officers and directors or whether there will be legal or regulatory proceedings involving the Company or any of its officers and directors. As the Company is seeking to pursue both the acquisitions described in Item 1.01 of this Current Report on Form 8-K and substantial debt and equity financing in connection therewith, and as the Company has limited financial resources and personnel, any prolonged legal proceedings that either require substantial time, attention and funds from the Company and its officers or that question the propriety of any actions taken by the Company or any of its officers or directors in connection with the reverse merger and related financing transactions could have a material adverse effect on the Company, its financial condition and its ability to continue as a going concern.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits

2.1 Asset Purchase Agreement, dated February 10, 2008, by and among Ethanex Energy, Inc., Ethanex Sutherland, LLC, Ethanex Phase I LLC, Ethanex Phase II LLC, Ethanex Phase III LLC, Ethanex Sutherland Land, LLC, and Midwest Renewable Energy, LLC.

99.1 Press Release of Ethanex Energy, Inc., dated February 11, 2008.

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on February 13, 2008.

ETHANEX ENERGY, INC.

By:	/s/ David J. McKittrick
David J. McKittrick
Executive Vice President, Chief Financial Officer